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                                                                    Exhibit 4.16

                             CERTIFICATE OF TRUST
                                      OF
                                  HFI TRUST I

        THIS CERTIFICATE OF TRUST of HFI Trust I (the "Trust"), dated as of March 27, 2001, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code 3801 et seq.).

        1. Name. The name of the business trust being formed hereby is "HFI Trust I."

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

        4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



                          [signature page to follow]




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        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                THE BANK OF NEW YORK (DELAWARE),
                                as Delaware Trustee


                                By:   /s/ William T. Lewis
                                   ---------------------------------
                                  Name:   William T. Lewis
                                 Title:   SVP



                                BNY MIDWEST TRUST COMPANY,
                                as Property Trustee


                                By:   /s/ D.G. Donovan
                                   ---------------------------------
                                  Name:   D.G. Donovan
                                 Title:   Assistant Vice President



                                KURT ROEMER,
                                as Regular Trustee

                                     /s/ Kurt Roemer
                                ------------------------------------



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